UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2020

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
In March 2020, the World Health Organization declared a pandemic resulting from the COVID-19 viral disease. As a result of the impact on travel demand, Hertz Global Holdings, Inc. and The Hertz Corporation (collectively, “Hertz” or the “Company”) have experienced increased rental cancellations and declining forward bookings. In response to these unprecedented conditions and the uncertainty regarding the duration of the impacts, Hertz has taken proactive and aggressive actions to manage costs and reduce capital expenditures. In connection therewith and in an effort to align staffing levels with travel demand, Hertz announced that it had implemented employee furlough programs. As the pandemic continued to materially affect Hertz and the travel industry, on April 14, 2020 Hertz committed to North American workforce reductions across all departments affecting approximately 10,000 employees. The terminations were effective April 14, 2020 for non-union employees and will be effective April 21, 2020 for union employees. Hertz expects to incur an aggregate of approximately $30 million in costs relating to these workforce reductions, including approximately $28 million in severance or termination payments and approximately $2 million in benefits costs primarily relating to healthcare. These costs will be incurred over the next 12 months with a majority to be incurred over the next three months.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of federal securities laws, including statements related to anticipated charges and cash expenditures related to workforce reductions and the expected effects on our business, financial condition and results of operations due to the spread of the COVID-19 virus. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 25, 2020. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this filing, and we undertake no obligation to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ JAMERE JACKSON
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer
Date:  April 20, 2020